Exhibit 10.2

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is knowingly and voluntarily made and entered into as of May 1, 2026 (the “Effective Date”) by and between Hyperliquid Strategies Inc, a Delaware corporation (the “Company”), and Brett Beldner (hereinafter, the “Executive”).

W I T N E S S E T H:

WHEREAS, the Executive will be employed by the Company as the Chief Financial Officer (“CFO”) and, as a result of the Executive’s duties and responsibilities, the Executive has and will have access to trade secrets and other highly confidential information concerning the Company’s and its Related Entities’ business activities, processes and means and methods of the Company’s and its Related Entities’ conduct of their respective business activities, and the Executive contributes to the creation of such trade secrets and other highly confidential information;

WHEREAS, the Company and the Executive agree that but for the Executive’s employment with the Company, the Executive would not have access to such trade secrets and other highly confidential information or the ability to contribute to its creation or knowledge of the duties, responsibilities and skills of other employees of the Company and its Related Entities;

WHEREAS, the Company and the Executive agree that the Executive’s use or disclosure of such trade secrets and other highly confidential information for any purpose other than in the course of the Executive’s employment with the Company or any of its Related Entities and/or that the Executive’s competition with the Company or any of its Related Entities would significantly and irreparably harm the Company and its Related Entities;

WHEREAS, the Company wishes to employ the Executive on the terms and conditions set forth herein;

WHEREAS, the Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and the Executive hereby agree as follows:

1.
Definitions. When used in this Agreement, the following terms shall have the following meanings:
(a)
“Accrued Obligations” means: (i) all accrued but unpaid Base Salary through the Termination Date (as hereinafter defined); (ii) any unpaid or unreimbursed expenses incurred in accordance with Company policy, including amounts due under Section 5(a) hereof, to the extent incurred during the Term of Employment; and (iii) any accrued but unpaid benefits provided under the Company’s employee benefit plans, subject to and in accordance with the terms of those plans.
(b)
“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

(c)
“Base Salary” means the base salary provided for in Section 4(a) hereof as adjusted from time to time.
(d)
“Board” means the board of directors of the Company.
(e)
“Bonus” means any bonus payable to the Executive pursuant to Section 4(b) hereof.
(f)
“Cause” means:
(i)
the Executive’s conviction of, or entry of a plea of guilty or nolo contendere to, (A) any felony under federal or state law, or (B) any misdemeanor involving fraud, dishonesty, embezzlement, theft, or moral turpitude;
(ii)
the Executive’s willful misconduct, gross negligence, or fraud in the performance of the Executive’s duties and responsibilities under this Agreement, which misconduct, negligence, or fraud is materially injurious to the Company, financially or otherwise;
(iii)
a material breach by the Executive of any provision of this Agreement, including, without limitation, any breach of the Executive’s confidentiality, non-competition, non-solicitation, or intellectual property assignment obligations set forth herein; provided, however, that if such breach is reasonably susceptible of cure, the Executive shall have thirty (30) calendar days following receipt of written notice from the Board specifying in reasonable detail the nature of such breach within which to cure such breach to the reasonable satisfaction of the Board, and the Company may not terminate the Executive’s employment pursuant to Section 6(a)(iii) unless such cure period has expired without the breach having been cured;
(iv)
the Executive’s willful and continued failure or refusal to substantially perform the Executive’s material duties and responsibilities as reasonably assigned by the Board (other than any such failure resulting from the Executive’s Disability, as defined herein), after the Board has delivered to the Executive written notice specifying in reasonable detail the nature of such failure or refusal and the Executive has failed to cure such failure or refusal within thirty (30) calendar days following receipt of such notice;
(v)
the Executive’s material violation of any written policy of the Company applicable to senior management, including, without limitation, the Company’s code of business conduct and ethics, insider trading policy, Regulation FD compliance policy, or any written policy governing the custody, transfer, storage, or management of digital assets held by or on behalf of the Company;
(vi)
any material breach by the Executive of the Executive’s fiduciary duties to the Company or its stockholders, including, without limitation, any act of self-dealing, usurpation of corporate opportunity, or misappropriation of Company assets (whether fiat currency, digital assets, or other property);
(vii)
any material violation by the Executive of applicable federal or state securities laws or regulations (including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, or any rules or regulations promulgated thereunder by the U.S. Securities and Exchange Commission (the “SEC”)), or any material violation of applicable laws, rules, or regulations governing digital assets, virtual currencies, or blockchain-based assets, including those promulgated by the SEC, the Commodity Futures Trading Commission (“CFTC”), the Financial Crimes Enforcement Network (“FinCEN”), or any applicable state regulatory authority;

(viii)
any unauthorized transaction, transfer, pledge, encumbrance, or disposition involving digital assets, virtual currencies, private keys, seed phrases, or other cryptographic credentials held by, on behalf of, or for the benefit of the Company, or any material deviation from the Board-approved treasury management policy, digital asset acquisition strategy, or custody and wallet management protocols then in effect;
(ix)
any act or omission by the Executive that directly and materially causes, or is reasonably likely to directly and materially cause, the institution of any enforcement action, cease-and-desist proceeding, civil penalty, or administrative proceeding against the Company by the SEC, CFTC, FinCEN, the U.S. Department of Justice, any national securities exchange on which the Company’s securities are listed, or any state securities or financial regulatory authority, in each case arising out of the Executive’s willful misconduct or gross negligence; or
(x)
the Executive’s failure to obtain or maintain in good standing any professional license, registration, certification, or regulatory approval that is required by applicable law for the Executive to perform the Executive’s duties under this Agreement, and such failure is not cured within thirty (30) calendar days following written notice from the Board.

The foregoing list shall constitute the exclusive basis for any termination of the Executive’s employment for Cause, and no other grounds, whether or not similar in nature to those set forth above, shall constitute Cause for purposes of this Agreement.

Notwithstanding anything to the contrary contained herein, the Company may not terminate the Executive’s employment for Cause unless: (1) the Board provides the Executive with written notice of its intention to terminate the Executive’s employment for Cause, which notice shall set forth in reasonable detail the specific act(s) or omission(s) constituting Cause; (2) the Executive is provided a period of not less than fifteen (15) calendar days following receipt of such written notice within which to appear before the Board (with or without legal counsel, at the Executive’s election) to respond to the allegations contained in such notice; and (3) following the expiration of any applicable cure period and consideration of the Executive’s response (if any), the Board reaffirms its determination of Cause by the affirmative vote of not less than two-thirds (2/3) of the members of the Board (excluding the Executive).

The Company shall not be entitled to assert Cause as a basis for termination of the Executive’s employment, or to withhold or claw back any compensation or benefits otherwise due to the Executive, based on any act or omission of which the Board (or a majority of the independent members thereof) had actual knowledge for a period in excess of ninety (90) calendar days prior to providing the Executive with written notice of its intention to terminate for Cause, unless the act or omission constitutes a violation under subsections (i) or (vii) above.

For purposes of this Agreement, (x) no act or omission on the part of the Executive shall be deemed “willful” if it was done, or omitted to be done, by the Executive in good faith and with a reasonable belief that such act or omission was in the best interests of the Company, and (y) “digital assets” shall mean Bitcoin, Ethereum, Hyperliquid, and any other virtual currency, cryptocurrency, digital token, stablecoin, or blockchain-based asset, whether or not classified as a security, commodity, or other financial instrument under applicable law.

(g)
“Change in Control” means the occurrence of any of the following: (i) one Person (or more than one Person acting as a Group) acquires ownership of equity of the Company that, together with the equity held by such Person or Group, constitutes more than fifty percent (50)% of the total fair market value or total voting power of the equity of the Company, as applicable, provided that, a Change in Control shall not occur if any Person (or more than one Person acting as a Group) owns more than fifty percent (50%) of the total fair market value or total voting power of the Company’s equity and acquires additional equity; (ii) a majority of the members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the directors constituting the Board immediately prior to the date of the first such appointment or election; or (iii) the sale of all or substantially all of the Company’s assets to any one Person (or more than one Person acting as a Group) other than an affiliate of the Company. Notwithstanding the foregoing, if any payment or benefit hereunder is considered deferred compensation under Section 409A payable on account of a Change in Control, to the extent required by Section 409A, such payment or benefit shall not be made or provided to the Executive unless such transaction constitutes a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A.
(h)
“Change in Control Period” means the period beginning on the date of a Change in Control and ending twelve (12) months after such Change in Control.
(i)
“Code” means the Internal Revenue Code of 1986, as amended.
(j)
“Compensation Committee” means the compensation committee of the Board.
(k)
“Competitive Activity” means an activity that is in direct or indirect competition with the Company of any of its Related Entities anywhere in the world in which the Company or any of its Related Entities conducts business, with respect to an activity or a business in which the Company or any of its Related Entities, to the knowledge of the Executive, engaged, or during the one year period prior to the Termination Date, the Company has or any of its Related Entities have discussed engaging in or have prepared to engage in, during the Term of Employment.
(l)
“Confidential Information” means all “trade secrets,” as defined under applicable law (including non-public information which derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, another person or entity who can obtain economic value from the disclosure or use of the information), and other information about the Company or any Related Entity or any of their respective businesses, disclosed to the Executive or known by the Executive as a consequence of or through the unique position of his employment with or services to the Company or any Related Entity (including information conceived, originated, discovered or developed by the Executive and information acquired by the Company or any Related Entity from others) prior to or during the Term of Employment. Confidential Information includes, but is not limited to, such information related to the Company’s or any Related Entity’s inventions, ideas, concepts, designs, computer software, circuits, schematics, formulas, algorithms, strategies, trade secrets, works of authorship, mask works, developmental or experimental work, processes, techniques, improvements, business methods, processes of manufacturing, know-how, data, data bases, financial information and forecasts, product plans, marketing plans and strategies, price lists, client and customer lists and contractual obligations and terms thereof, data, documentation and other information in whatever form disclosed, financial statements, financial projections, business plans, listings and contractual obligations and terms thereof, components of intellectual property, unique designs, methods of manufacturing or other technology. Confidential Information does not include: (i) information that is or becomes generally publicly known to others who are not under any obligation or other duty of confidentiality to the Company or any of its Related Entities with respect to the information, without breach by the Executive of Section 7(c) of this Agreement; (ii) information already known to the Executive before obtaining access to Confidential Information; (iii) information lawfully provided to the Executive by a third party who is not under any obligation or other duty of confidentiality to the Company, any of its Related Entities or others with respect to the information; and (iv) information that is independently developed by the Executive without the use of Confidential Information as evidenced by the Executive’s written records.

(m)
“Disability” means the Executive’s inability, or failure, to perform the essential functions of his position, with or without reasonable accommodation, for any period of ninety (90) days or more in any twelve (12) month period, by reason of any medically determinable physical or mental impairment.
(n)
“Good Reason” means the Executive’s voluntary resignation after the occurrence of any of the following after the Effective Date without the Executive’s consent: (i) a decrease in the Base Salary of twenty-five percent (25%) or more; (ii) a material change in the Executive’s principal place of employment, which shall mean relocation of the Executive’s principal place of employment by more than fifty (50) from New York, New York; or (iii) any material breach of this Agreement by the Company; provided, however, that, in order for a resignation to constitute a resignation for “Good Reason”, (I) the Executive shall give the Company written notice of his intention to resign with Good Reason within thirty (30) days following the initial occurrence of the circumstances that purportedly gave rise to Good Reason, which written notice shall describe such circumstances in reasonable detail, (II) the Company shall have a period of thirty (30) days following receipt of such written notice to cure such circumstances; and (III) if the Company fails or refuses to cure such circumstances, the Executive must resign within thirty (30) days following the end of such cure period.
(o)
“Group” means a “group” as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).
(p)
“Material Contact” means (i) actual contact with customers or clients, such as through the provision of services or sales visits or calls, (ii) coming to know Confidential Information or other non-public information about a customer or client—such as by obtaining pricing and sales information, or (c) directing or coordinating other employees in calling, servicing, or soliciting customers or clients.
(q)
“Person” means a “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).
(r)
“Related Entity” means any direct or indirect parent entity of the Company and any direct or indirect subsidiary of the Company or any such parent entity (whether or not wholly owned by the Company or any such parent entity).
(s)
“Restricted Territory” means anywhere in the world in which the Company or any of its Related Entities conducts business.
(t)
“Term of Employment” means the period beginning on the Effective Date and ending on the Termination Date.
(u)
“Termination Date” means the date on which the Executive’s employment with the Company or any of its Related Entities is terminated pursuant to this Agreement.
2.
Employment; Duties; Principal Place of Employment.
(a)
Employment and Term. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company during the Term of Employment on the terms and conditions set forth herein.
(b)
Duties of Executive. During the Term of Employment, the Executive shall be employed and serve as CFO of the Company, or such other title and position as may be assigned to him from time to time. The Executive shall faithfully and diligently perform all services as may be assigned to him by the Chief Executive Officer (“CEO”) consistent with Executive’s position and shall exercise such power and authority as may from time to time be delegated to him by the CEO. The Executive agrees to serve in any additional officer, director or manager positions with the Company or any Related Entity for no additional consideration upon the request of the Company. The Executive shall devote such time, attention and efforts as is reasonably necessary to perform his duties under this Agreement, render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company and its Related Entities. The Executive shall comply with all applicable laws, rules and regulations applicable to the Company and its Related Entities in connection with his performance of services hereunder and shall comply with all written policies and procedures of the Company and its Related Entities. Provided that nothing herein shall preclude the Executive from engaging in any other business or occupation during the Term of Employment, so long as such activities do not (i) conflict with the interests of the Company or any of its Related Entities, (ii) interfere with the proper and efficient performance of his duties for the Company or any of its Related Entities, or (iii) interfere with the exercise of his judgment in the Company’s and its Related Entities’ best interests. For the avoidance of doubt, it shall not be a breach or violation of this Agreement for the Executive to (x) serve on civic or charitable boards or committees or otherwise engage in community service and charitable activities, (y) manage personal investments, or (z) continuing to engage in the activities set forth on Exhibit A or undertaking such other activities as may be specifically approved in writing by the CEO or their designee (which approval shall not unreasonably be withheld, conditioned or delayed); provided that none of the activities set forth in subsections (x) – (z) shall significantly interfere with or significantly detract from the performance of the Executive’s responsibilities to the Company in accordance with this Agreement.
(c)
Place of Employment. During the Term of Employment, the Executive’s principal place of employment will be New York, New York, subject to reasonable travel for the business of the Company and its Related Entities.
3.
Term. The Term of Employment under this Agreement, and the employment of the Executive hereunder, shall commence on the Effective Date and shall continue until terminated in accordance with Section 6 hereof. Upon the end of the Term of Employment, the Executive shall resign from all officer, director and other positions he holds with the Company or any Related Entity.
4.
Compensation.
(a)
Base Salary. The Executive shall receive a Base Salary at the annual rate of Four Hundred Thousand Dollars ($400,000), with such Base Salary payable in installments consistent with the Company’s normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Board, be adjusted at any time or from time to time.
(b)
Annual Cash Bonuses. During the Term of Employment, for each fiscal year commencing with the fiscal year beginning January 1, 2026, the Executive shall be eligible to receive a discretionary annual bonus (each, a “Bonus”) targeted at one hundred percent (100%) of Base Salary based on the achievement of performance-based and other individual and Company metrics to be established by the Board and the Compensation Committee, each in their sole discretion. The Board and the Compensation Committee shall retain full and sole discretion in determining the eligibility for, and the amount, terms, and conditions of, any Bonus awarded to the Executive. The Executive acknowledges that any Bonus is not guaranteed and is subject to the Board’s and Compensation Committee’s evaluation of various factors, including but not limited to, the Executive’s performance, the Company’s financial condition, and other relevant criteria as determined by the Board and Compensation Committee, in their sole discretion. Any Bonus earned for a fiscal year shall be paid to the Executive in the immediately following fiscal year of the

Company, as soon as practicable after the Company files the Form 10-K for the year for which the Bonus is earned with the Securities and Exchange Commission but in no event later than thirty (30) days after such filing. In order to be eligible to receive a Bonus for a fiscal year, the Executive must remain employed with the Company through the date of payment of such Bonus.
(c)
Equity Awards. Subject to approval by the Board, the Company will grant the following equity awards to Executive, pursuant to the terms and conditions of the award agreements governing such equity awards and the Hyperliquid Strategies Inc. 2025 Equity Incentive Plan (the “Plan”).
(i)
Annual Equity Awards. Subject to the Executive’s continued employment through the grant date, the Executive will be eligible to be granted equity and equity-based awards on an annual basis (after the close of the applicable fiscal year and related financial statements filed) at the Compensation Committee’s discretion. The target grant date fair value for the current fiscal year shall be $1,000,000. The Compensation Committee anticipates that future fiscal year awards will also have a target grant date fair value of $1,000,000, but the actual grant date fair value for future awards may be modified based on the Board’s and Compensation Committee’s evaluation of various factors, including but not limited to, the Executive’s performance, the Company’s financial condition, and other relevant criteria as determined by the Board and Compensation Committee, in their sole discretion. Unless otherwise determined by the Board or Compensation Committee, 50% of the awards shall be granted pursuant to time-vesting awards (“Time-Based Awards”) and 50% of the awards shall be granted pursuant to performance-vesting awards (“Performance-Based Awards”). The performance objectives and other terms and conditions of the Performance-Based Awards will be reasonably determined by the Board or the Compensation Committee in good faith and set forth in the applicable award agreement, subject to the Executive’s continued employment with the Company through the end of the applicable performance period. The Time-Based Awards will vest ratably on an annual basis over a three (3)-year period, subject to Executive’s continuous employment through the applicable vesting dates (except as otherwise provided in Sections 6(b) of this Agreement).
(ii)
One-Time Equity Awards. As soon as practicable following the Effective Date, the Executive will be granted two awards of time-based restricted stock units (“RSUs”) relating to common stock of the Company, each of which will vest ratably on an annual basis over three (3)-year periods beginning on the applicable vesting commencement date, subject to Executive’s continuous employment through each vesting date (except as otherwise provided in Sections 6(b) of this Agreement). The first such award of RSUs shall have a target fair value of $1,000,000 based on the volume weighted average price of PURR during its first eight (8) trading days and a vesting commencement date of December 2, 2025 (such that the first tranche is scheduled to vest on December 2, 2026). The second such award of RSUs shall have a target grant date fair value of $1,000,000 based on the stock price of PURR as of the date of grant and a vesting commencement date of the date of grant.
(iii)
Clawback. All equity and equity-based awards granted to the Executive, including, but not limited to, the aforementioned Time-Based Awards, Performance-Based Awards and RSUs (collectively, the “Equity Awards”), are subject to the Company’s clawback policy, as it may be amended from time to time, and/or any other Company recoupment policies or procedures that may be required under applicable laws or otherwise adopted by the Company or incorporated into or made part of this Agreement, the Plan or any award agreement issued to the Executive.
5.
Expense Reimbursement and Other Benefits.
(a)
Reimbursement of Expenses. Subject to such rules and guidelines as the Company may from time to time reasonably adopt with respect to the reimbursement of expenses of executive personnel, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive during the Term of Employment in the course of and pursuant to the business of the Company. In accordance with the Company’s policies, the Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.
(b)
Compensation/Benefit Programs. During the Term of Employment, the Executive shall be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and any savings, retirement and profit-sharing plans as are offered by the Company to its executive personnel from time to time, subject to the general eligibility and participation provisions set forth in such plans from time to time. The Company reserves the right to amend or terminate any or all employee benefit plans at any time.
(c)
Flexible Time Off. The Executive shall be entitled to flexible time off during the Term of Employment in accordance with the Company’s policies as in effect from time to time, to be taken at such times as the Executive and the Company shall reasonably mutually determine, subject to applicable law.
6.
Termination.
(a)
General. The Term of Employment under this Agreement shall terminate upon the earliest to occur of the following:
(i)
On the date of death of the Executive;
(ii)
On the date that the Company gives written notice to the Executive that the Company is terminating the Term of Employment based on the Company’s determination that the Executive suffers from a Disability;
(iii)
On the date that the Company provides the Executive with written notice that the Company is terminating the Term of Employment for Cause;
(iv)
On the thirtieth (30th) day after the Company provides written notice to the Executive of its election to terminate the Term of Employment without Cause;
(v)
On the effective date of the Executive’s resignation for Good Reason, subject to the notice and cure procedures set forth in the definition of Good Reason; and
(vi)
On the thirtieth (30th) day after the Executive gives written notice to the Company of his election to terminate the Term of Employment without Good Reason.

In the event of termination pursuant to Section 6(a)(iv), (v) or (vi) above, the Company, in its sole discretion, may accelerate the Termination Date subject to paying the Executive the Base Salary that he otherwise would have earned for the remaining portion of the thirty (30)-day notice period.

(b)
Payments on Account of Termination.
(i)
Payments on Account of Termination for Any Reason. In the event that the Term of Employment is terminated for any of the reasons stated in Section 6(a) hereof, the Company shall pay to the Executive any unpaid Accrued Obligations through the Termination Date.

(ii)
Payments on Account of Termination without Cause or Resignation for Good Reason Outside a Change In Control. If the Term of Employment is terminated by the Company without Cause pursuant to Section 6(a)(iv) or by the Executive for Good Reason outside of a Change in Control Period, then in addition to the Accrued Obligations, the Executive shall be entitled to receive: (i) continuation of his Base Salary for a period of six (6) months following the Termination Date (for the avoidance of doubt, in an aggregate amount equal to 50% of Base Salary) (“Non-CIC Salary Continuation”), payable in the same manner and at the same times as the Base Salary would have been payable to the Executive; (ii) subject to Executive’s timely election of continuation coverage under the Company’s group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and continued copayment of premiums at the same level as if Executive were an active employee of the Company, a taxable monthly reimbursement in an amount equal to the amount of health insurance premiums that the Company would have subsidized, if any, had Executive remained an active employee, for the same number of months over which the Non-CIC Salary Continuation is to be paid, provided that the Executive remains eligible for COBRA coverage during such period (the “COBRA Reimbursement”); and (iii) accelerated vesting of 50% all outstanding Equity Awards, subject to the other terms and conditions of this Agreement and the Equity Awards (collectively, the “Non-CIC Severance”).
(iii)
Payments on Account of Termination without Cause or Resignation During a Change In Control Period. If the Term of Employment is terminated by the Company without Cause pursuant to Section 6(a)(iv) or by the Executive for Good Reason during a Change in Control Period, then in addition to the Accrued Obligations, and in lieu of the Non-CIC Severance, the Executive shall be entitled to receive: (i) continuation of his Base Salary for a period of twelve (12) months following the Termination Date (for the avoidance of doubt, in an aggregate amount equal to 100% of Base Salary) (“CIC Salary Continuation”), payable in the same manner and at the same times as the Base Salary would have been payable to the Executive; (ii) subject to Executive’s timely election of continuation coverage under the Company’s group health plan pursuant to COBRA, and continued copayment of premiums at the same level as if Executive were an active employee of the Company, the COBRA Reimbursement for the same number of months over which the CIC Salary Continuation is to be paid, provided that the Executive remains eligible for COBRA coverage during such period; (iii) payment of Bonus for the calendar year in which the Termination Date occurs, pro-rated by a fraction, the numerator of which is the number of days in the calendar year in which the Executive was employed, and the denominator of which is 365; (iv) reasonable outplacement services as determined by the Company during the twelve (12) month period following the Termination Date; and (v) full accelerated vesting of 100% of all outstanding Equity Awards (collectively, the “CIC Severance”).

The payments and benefits set forth in this Section 6(b) are collectively referred to as the Severance and in each case are subject to the terms of the Agreement.

Notwithstanding the foregoing, in the event that (1) the Executive breaches any provision contained in Section 7 below or any other confidentiality, non-disclosure, non-competition, non-solicitation, non-interference, non-disparagement or similar covenant by which the Executive is bound for the benefit of the Company or any of its Related Entities, or in the Release, or (2) the Board determines that grounds for a for Cause termination existed as of the Termination Date, the Executive shall, without limiting any other rights or remedies of the Company or any of its Related Entities (contractual or otherwise), immediately forfeit the Executive’s right to any Severance payments and shall be required to repay, upon written demand by the Company, any Severance received by the Executive (other than $5,000, which shall constitute consideration for the Release (described below)). Other than as specifically set forth in this Section 6(b), the Company shall have no further liability or obligation hereunder after the Termination Date.

(c)
Release. Any Severance due to the Executive under this Section 6 (other than the Accrued Obligations) shall be conditioned upon the Executive’s execution of a general release of claims and covenant not to sue provided by the Company at the time of termination (the “Release”) in substantially the form attached hereto as Exhibit B, and the Release becoming effective within fifty-two (52) days after the Termination Date (or such earlier date as may be required by the Company). Payment of any Severance shall commence on the first payroll date after the Release becomes irrevocable or, if earlier, the sixtieth (60th) day following the Termination Date, provided, that if the sixty (60)-day period following the Termination Date crosses calendar years, if necessary to comply with Section 409A payment shall not commence until the second calendar year (the commencement date, “Payment Commencement Date”). Any Severance payments that are so delayed shall be paid on the Payment Commencement Date.
(d)
Mitigation. In the event that during the period over which the Severance is paid the Executive obtains new employment or a new service engagement with another business, the Executive shall promptly notify the Company of the same and each remaining installment of Severance shall be reduced by the amount of compensation earned by the Executive from such new employment or new engagement during the period to which such installment corresponds.
7.
Covenants. In consideration for the premises contained in this Agreement, and as a material inducement for and condition to the Company’s willingness to enter into this Agreement, the Executive agrees to the following covenants and other terms and conditions:
(a)
Non-competition. The Executive and the Company agree that the Executive holds a unique position of trust and confidence that affords him access to trade secrets and Confidential Information such that the Company and its Related Entities would likely suffer significant and irreparable harm from the Executive competing with the Company or any of its Related Entities during the Term of Employment. Accordingly, in consideration of the foregoing, at all times during the Term of Employment, the Executive shall not, directly or indirectly (whether as a principal, agent, partner, employee, officer, investor, owner, consultant, director, manager, security holder, creditor or otherwise), engage in any Competitive Activity, or have any direct or indirect interest in any sole proprietorship, corporation, company, partnership, association, venture or business or any other person or entity that engages in a Competitive Activity within the Restricted Territory; provided that the foregoing shall not apply to the acquisition by the Executive, solely as a passive investment (and not, for the avoidance of doubt, providing consulting or other advice with respect to such investment), of securities of any issuer that are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the Nasdaq Stock Market, provided that such securities represent less than two percent (2%) of such issuer’s capital stock.
(b)
Non-solicitation of Employees and Certain Other Third Parties. At all times during the Term of Employment and the twenty-four (24) consecutive month period after the Termination Date, whether Executive’s termination of employment was voluntary or involuntary (the “Restricted Period”), the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (i) employ or attempt to employ or enter into any contractual arrangement with any employee, consultant or independent contractor performing services for the Company or any Related Entity, unless such employee, consultant or independent contractor has not been employed or engaged by the Company for a period in excess of twelve (12) months, or (ii) solicit or engage in business with any of the actual or targeted prospective customers or clients of the Company or any Related Entity with whom the Executive had Material Contact, on behalf of any person or entity in connection with any Competitive Activity, other than in connection with the performance of the Executive’s duties under this Agreement, or (iii) persuade or encourage or attempt to persuade or encourage any persons or entities with whom the Company or any Related Entity does business or has some business relationship with whom the Executive had Material Contact to cease doing business or to terminate or alter its business relationship with the Company or any Related Entity or to engage in any Competitive Activity on its own or with any competitor of the Company or any Related Entity; provided, that the foregoing shall not prohibit non-targeted solicitations or search inquiries, open notices or general media advertisements.
(c)
Confidential Information. The Executive shall not at any time divulge, communicate, use to the detriment of the Company or any Related Entity, use for the benefit of himself or any other person or entity, or misuse in any way, any Confidential Information. Any Confidential Information now or hereafter acquired by the Executive shall be deemed a valuable, special and unique asset of the Company and its Related Entities that is received by the Executive in confidence and as a fiduciary, and the Executive shall remain a fiduciary to the Company and its Related Entities with respect to all of such Confidential Information. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information as required to perform the Executive’s duties under this Agreement or to the extent required by law. If any person or authority makes a demand on the Executive purporting to legally compel him to divulge any Confidential Information, the Executive shall as promptly as reasonably practicable give notice of the demand to the Company (unless such notice is prohibited by law) so that the Company may first assess whether to challenge the demand prior to the Executive’s divulging of such Confidential Information. The Executive shall not, unless required by law, divulge such Confidential Information until the Company either has concluded not to challenge the demand, or has exhausted its challenge, including appeals, if any. Following the Termination Date or any other time upon the Company’s request, the Executive shall deliver promptly to the Company all memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) containing Confidential Information. Executive’s obligation under this Section 7(c) with respect to trade secrets, as defined under applicable law shall be of infinite duration.
(d)
Ownership of Developments.
(i)
Generally. All processes, concepts, techniques, inventions and works of authorship, including new contributions, improvements, formats, packages, programs, systems, machines, compositions of matter manufactured, developments, applications and discoveries, and all copyrights, patents, trade secrets, or other intellectual property rights associated therewith (collectively, “Inventions”) conceived, invented, made, developed or created by the Executive during the Executive’s employment or service with the Company or any Related Entity either (i) during the course of performing work for the Company or any Related Entity, or any of their respective clients, or (ii) which was conceived, invented, developed or created using Confidential Information or other property of the Company or any Related Entity, and all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including damages and payments for past, present and future infringements relating to any of the foregoing (collectively, the “Work Product”) shall belong exclusively to the Company and its Related Entities and shall, to the extent possible, be considered a work made by the Executive for hire for the Company and its Related Entities within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Company and its Related Entities, the Executive agrees to assign, and hereby automatically assigns at the time of creation of the Work Product, without any requirement of further consideration, to the Company, or one or more of its designees, any right, title, or interest the Executive may have in such Work Product. Executive agrees the assignment of the Work Product includes all rights of paternity, integrity, attribution and withdrawal and any other rights known as, or substantially similar to, “moral rights.” To the extent such moral rights may not be assigned under applicable law, Executive hereby waives such moral rights and consents to any action in connection therewith, including any violation of such moral rights, in the absence of such consent. Upon the request of the Company, the Executive shall take such reasonable actions, including review, execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment. The Executive shall further: (i) promptly disclose the Work Product to the Company; (ii) assign to the Company or its assignee, without additional compensation, all patent or other rights to such Work

Product for the United States and foreign countries; (iii) sign all papers necessary to carry out the foregoing; and (iv) give testimony in support of the Executive’s inventions of Work Product, all at the sole cost and expense of the Company. If the Company or any of its Related Entities is unable because of Executive’s mental or physical incapacity, unavailability, refusal or for any other reason to secure Executive’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Work Product assigned to the Company or any of its Related Entities as above, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney in fact, to act for and in Executive’s behalf and stead to execute and file any such applications, execute all required documentation and to do all other lawfully permitted acts to further the prosecution, issuance and maintenance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Executive. Executive understands and agrees that the decision whether or not to use, exploit, commercialize or market any Work Product developed by Executive solely or jointly with others is within the Company and its Related Entities’ sole discretion and for the Company and its Related Entities’ sole benefit and that no royalty or other consideration will be due to Executive as a result of the Company or any of its Related Entities’ efforts to use, exploit, commercialize or market any such Work Product. Notwithstanding anything herein to the contrary, and pursuant to any state patent act if applicable, the Executive is hereby notified the foregoing assignment provision does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company or any of its Related Entities was used and which was developed entirely on the Executive’s own time, unless (a) the invention relates at the time of conception or reduction to practice of the information (i) to the business of the Company or any of its Related Entities, or (ii) to the Company’s or any of its Related Entities’ actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the Executive for the Company or any of its Related Entities.
(ii)
Records. Executive shall maintain adequate and current written records of all Work Product made by Executive (solely or jointly with others) while Executive is employed by or providing services to the Company or any of its Related Entities. Such records will be available to and remain the sole property of the Company and its Related Entities at all times.
(iii)
Prior Inventions and Other Inventions. The Executive will not include in any Inventions that the Executive delivers to the Company or any of its Related Entities or use on their behalf, without the prior written approval of the Company, any material which is or will be patented, copyrighted or trademarked by the Executive or others unless the Executive provides the Company with the written permission of the holder of any patent, copyright or trademark owner for the Company to use such material in a manner consistent with then-current Company policy. If in the course of Executive’s employment with the Company, the Executive incorporates or incorporated into a product, process or service of the Company or any of its Related Entities an Invention which the Executive has not prepared or originated in the performance of the Executive’s services to the Company and its Related Entities, but which the Executive provides or provided to the Company or its Related Entities or incorporates or incorporated in any product or system of the Company or any of its Related Entities, and which is owned by Executive or in which Executive has an interest (a “Prior Invention”), Executive hereby grants to the Company and its Related Entities a non-exclusive, royalty-free, fully paid-up, irrevocable, transferable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with any product, process or service and to practice any method related thereto.
(e)
Books and Records. All books, records, and accounts relating in any manner to the customers or clients of the Company or any Related Entity, whether prepared by the Executive or otherwise coming into the Executive’s possession during the Executive’s employment with the Company, shall be the exclusive property of the Company and its Related Entities and shall be returned as promptly as practicable to the Company on termination of the Executive’s employment hereunder or on the Company’s request at any time.

(f)
Non-Disparagement. The Executive agrees that during the Term of Employment and thereafter he will not make any false, misleading or disparaging statements about the Company or any of its Related Entities or any of their direct or indirect equity holders or any of their respective products, services, management, employees or customers.
(g)
Acknowledgment by Executive. The Executive acknowledges and confirms that the restrictive covenants contained in this Section 7 (including the length of the term of the provisions of this Section 7) are reasonably necessary to protect the legitimate business interests of the Company and its Related Entities. The Executive further acknowledges and confirms that the compensation payable to the Executive under this Agreement is in consideration for the duties and obligations of the Executive hereunder, including the restrictive covenants contained in this Section 7, and that such compensation is sufficient, fair and reasonable. The Executive agrees that the restrictive covenants set forth in Section 7 of this Agreement are required for the protection of the Company’s legitimate interests, and Executive further agrees that such restrictive covenants do not impose an undue hardship on the Executive. The Executive acknowledges and confirms that the Executive’s special knowledge of the business of the Company and its Related Entities is such as would cause the Company and its Related Entities irreparable harm or loss, the monetary amount of which may be virtually impossible to ascertain, if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company or its Related Entities in violation of the terms of this Section 7. The Executive further acknowledges that the restrictions contained in this Section 7 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company’s successors and assigns. The Executive expressly agrees that upon any breach or violation of the provisions of this Section 7, the Company shall be entitled to seek, in addition to any other rights or remedies it may have, to temporary and/or permanent injunctive relief (without a requirement to post bond if permitted by the court in which such action is brought) in any court of competent jurisdiction and such other damages as are provided at law or in equity. The existence of any claim or cause of action against the Company or its Related Entities, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of the restrictions contained in this Section 7. Executive and the Company agree that the Related Entities are third party beneficiaries of Executive’s covenants in this Section 7, and, therefore, have standing and may bring an action under this Section 7(g) as though they were parties to this Agreement.
(h)
Reformation by Court. In the event that a court of competent jurisdiction shall determine that any provision of this Section 7 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Section 7 within the jurisdiction of such court, such provision shall be interpreted or reformed and enforced as if it provided for the maximum restriction permitted under such governing law.
(i)
Extension of Time. If the Executive shall be in violation of any provision of this Section 7, then each time limitation set forth in this Section 7 shall be extended for a period of time equal to the period of time during which such violation or violations occur.
(j)
Cooperation. Following the Term of Employment, the Executive shall give his assistance and cooperation willingly, upon reasonable advance notice with due consideration for the Executive’s other business or personal commitments, in any matter relating to the Executive’s position with the Company or any Related Entity, or the Executive’s expertise or experience as the Company may reasonably request, including his attendance and truthful testimony where deemed appropriate by the Company, with respect to any investigation or the Company’s defense or prosecution of any existing or future claims or litigations or other proceedings relating to matters in which he was involved or potentially had knowledge by virtue of the Executive’s employment with the Company or any Related Entity. In no event shall the Executive’s cooperation materially interfere with his services for a subsequent employer or other similar service recipient. To the extent permitted by law, the Company agrees that it shall reimburse the Executive for the Executive’s reasonable, documented and pre-approved expenses in connection with the Executive’s rendering assistance and/or cooperation under this paragraph upon presentation of documentation for such expenses.
(k)
Return of Company Property. Promptly following the Termination Date or as otherwise requested by the Company, the Executive or his personal representative shall return all property of the Company and any of its Related Entities in the Executive’s possession or control, including but not limited to all computer equipment (hardware and software), telephones, facsimile machines, ipads, iphones, smartphones and other communication devices, credit cards, office keys, security access cards, badges, identification cards and all copies (including drafts) of any documentation or information (however stored) relating to the business of the Company or any Related Entity, or any of their respective customers or clients or prospective customers or clients. Executive shall certify compliance with this provision in writing within five (5) days following the Termination Date and shall deliver such certification in accordance with the notice provision in Section 15 of this Agreement.
(l)
Exceptions.
(i)
Generally. Nothing in this Section 7 or any other provision of this Agreement prohibits Executive from: reporting possible violations of law or regulation to any governmental agency or entity including but not limited to the Department of Justice, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Commission, and any Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal, state or local law or regulation. Executive does not need the prior authorization of the Company to make any such reports or disclosures and the Executive is not required to notify the Company that Executive has made such reports or disclosures.
(ii)
Defend Trade Secrets Act Notice. The Executive is hereby notified in accordance with the Defend Trade Secrets Act that the Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (I) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (II) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. The Executive is further notified that if the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the Company's trade secrets to the Executive’s attorney and use the trade secret information in the court proceeding if the Executive: (y) files any document containing the trade secret under seal; and (z) does not disclose the trade secret, except pursuant to court order.
8.
Representations and Warranties of Executive. The Executive represents, warrants and covenants that:
(a)
The Executive’s employment will not conflict with or result in the Executive’s breach of any agreement to which the Executive is a party or otherwise may be bound;
(b)
The Executive has not violated, and in connection with his employment with the Company will not violate, any non-solicitation, non-competition or other restrictive covenant or agreement of a prior employer by which the Executive is or may be bound; and
(c)
In connection with the Executive’s employment with the Company, the Executive will not use any confidential or proprietary information that the Executive may have obtained in connection with employment with any prior employer.

9.
Taxes.
(a)
Generally. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or the Executive’s estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes and withholding as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold have been satisfied.
(b)
Section 409A Compliance.
(i)
General. It is the intention of both the Company and the Executive that the benefits and rights to which the Executive could be entitled pursuant to this Agreement comply with Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention. If the Executive or the Company believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, he or it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A (with the most limited possible economic effect on the Executive and on the Company).
(ii)
Distributions on Account of Separation from Service. If and to the extent required to comply with Section 409A, no payment or benefit required to be paid under this Agreement on account of termination of the Executive’s employment shall be made unless and until the Executive incurs a “separation from service” within the meaning of Section 409A.
(iii)
6 Month Delay for Specified Employees. If the Executive is a “specified employee” (as reasonably determined by the Company in accordance with Section 409A), then no payment or benefit that is payable on account of the Executive’s “separation from service”, as that term is defined for purposes of Section 409A, shall be made before the date that is six months after the Executive’s “separation from service” (or, if earlier, the date of the Executive’s death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A. Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.
(iv)
Treatment of Each Installment as a Separate Payment. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Executive is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.
(v)
Taxable Reimbursements and In-Kind Benefits. Any reimbursements by the Company to the Executive of any eligible expenses under this Agreement that are not excludable from the Executive’s income for Federal income tax purposes (the “Taxable Reimbursements”) shall be made by no later than the last day of the taxable year of the Executive following the year in which the expense was incurred. The amount of any Taxable Reimbursements, and the value of any in-kind benefits to be provided to the Executive, during any taxable year of the Executive shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year of the Executive. The right to Taxable Reimbursement, or in-kind benefits, shall not be subject to liquidation or exchange for another benefit.
(vi)
No Guaranty of 409A Compliance. Notwithstanding anything to the contrary, the Company does not make any representation to the Executive that the payments or benefits provided under this Agreement are exempt from, or satisfy, the requirements of Section 409A, and neither the Company nor any Related Entity shall have any liability or other obligation to indemnify or hold harmless the Executive or any beneficiary of the Executive for any tax, additional tax, interest or penalties that the Executive or any beneficiary of the Executive may incur in the event that any provision of this Agreement or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.
(c)
Adjustment of Payments and Benefits.
(i)
Notwithstanding any provision of this Agreement to the contrary, if any payment or benefit to be paid or provided hereunder, when combined with any other amount payable to Executive, would be an “Excess Parachute Payment,” within the meaning of Section 280G of the Code, or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided hereunder shall be reduced to the minimum extent necessary so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payments and benefits to be provided, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes). In the event that any payment or benefit intended to be provided hereunder is required to be reduced pursuant to this Section the reduction shall occur in the following order: (A) by first reducing or eliminating the portion of the payments which are not payable in cash and are not attributable to equity awards (other than that portion of the payments subject to clause (D) hereof), (B) then by reducing or eliminating cash payments (other than that portion of the payments subject to clause (D) hereof), (C) then by reducing or eliminating the portion of the payments which are not payable in cash and are attributable to equity awards (other than that portion of the payments subject to clause (D) hereof) and (D) then by reducing or eliminating the portion of the payments (whether payable in cash or not payable in cash) to which Treasury Regulation § 1.280G-1 Q/A 24(c) (or successor thereto) applies, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time.
10.
Assignment. The Company shall have the right to assign this Agreement and any or all of its rights and obligations hereunder to any corporation or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or any portion of its assets. The Executive shall not assign or transfer this Agreement or any rights or obligations hereunder.
11.
Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws.

12.
Jurisdiction and Venue. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in the State of New York, and that, therefore, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement which is expressly permitted by the terms of this Agreement to be brought in a court of law, shall be brought solely and exclusively in the State or Federal courts of record in New York County, New York; (b) consents to the sole and exclusive jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which it, he may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court papers may be effected on such party by certified mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in such courts.
13.
Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its Related Entities) with respect to such subject matter; provided, however, that any non-competition, non-solicitation, confidentiality, invention assignment or similar covenants in any such prior agreements shall survive and continue to bind the Executive to the extent necessary to give effect to their terms with respect to acts and events occurring prior to the Effective Date. This Agreement may not be modified in any way unless by a written instrument signed by both an authorized officer of the Company (other than the Executive) and the Executive.
14.
Survival. The respective rights and obligations of the parties hereunder shall survive any termination of the Executive’s employment hereunder in accordance with their express terms, including the Company’s obligations under Section 6 and the Executive’s obligations under Section 7 above, to the extent necessary to the intended preservation of such rights and obligations.
15.
Notices. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by overnight delivery service addressed as set forth herein. Notices personally delivered or sent by overnight delivery service shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or five (5) days after deposit in the U.S. mail. Notice shall be sent (i) if to the Company, addressed to Hyperliquid Strategies Inc, 477 Madison Avenue, 22nd Floor, New York, NY 10022, Attention: Chair, Compensation Committee, with copies (which shall not constitute notice) to Greenberg Traurig, LLP, 1750 Tysons Boulevard, Suite 1000, McLean, VA 22102, Attention: Jason Simon, and (ii) if to the Executive, to the Executive’s address as reflected on the payroll records of the Company, or to such other address as either party shall request by notice to the other in accordance with this provision.
16.
Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.
17.
Right to Consult with Counsel; No Drafting Party. The Executive acknowledges having read and considered all of the provisions of this Agreement carefully, and having had the opportunity to consult with counsel of his own choosing, and, given this, the Executive agrees that the obligations created hereby are not unreasonable. The Executive acknowledges that the Executive has had an opportunity to negotiate any and all of these provisions and no rule of construction shall be used that would interpret any provision in favor of or against a party on the basis of who drafted the Agreement.
18.
Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, provisions or provisions, section or sections or article or articles had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.
19.
Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.
20.
Damages. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement.
21.
Arbitration. All controversies, claims or disputes arising out of or related to this Agreement shall be settled by confidential arbitration in New York County, New York, under the rules of the American Arbitration Association then in effect, and judgment upon such award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. Each party to the arbitration shall pay its fees and expenses, unless otherwise determined by the arbitrator. Notwithstanding the foregoing, either party may proceed to court, in accordance with Section 12 above, to obtain an injunction, including to protect its rights hereunder (including under Section 7 above), the parties agreeing that each party could suffer irreparable harm by reason of any breach of this Agreement. Pursuit of an injunction shall not impair arbitration on all remaining issues.
22.
Waiver of Jury Trial. The Executive hereby knowingly, voluntarily and intentionally waives any right that the Executive may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Agreement and any agreement, document or instrument contemplated to be executed in connection herewith, or any course of conduct, course of dealing statements (whether verbal or written) or actions of any party hereto.
23.
Interpretation. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The terms “include,” “including” and “includes” mean “include, without limitation”, “including, without limitation” and “includes, without limitation”, respectively.
24.
No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto, the Related Entities and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.
25.
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same agreement, and the execution of a counterpart of the signature page to this Agreement shall be deemed the execution of a counterpart of this Agreement. The delivery of this Agreement may be made by facsimile, email or other means of electronic submission in portable document format (.pdf), and/or an electronic signature may be provided, and in each such case any such signatures shall be treated as original signatures for all applicable purposes.
26.
Indemnification. The Company shall enter into an indemnification agreement with the Executive which includes indemnification coverage to similar to other senior executives and members of the Board.
27.
Effectiveness. This Agreement shall become effective upon the Effective Date.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:

Hyperliquid Strategies Inc

By: /s/ David Schamis

Name: David Schamis

Title: Chief Executive Officer

EXECUTIVE:

/s/ Brett Beldner

Brett Beldner

Signature Page to Employment Agreement

EXHIBIT A

Continue to operate as a Manager of Hard Yaka Ventures GP LLC, performing his duties and responsibilities in that capacity.

A-1

EXHIBIT B

FORM OF RELEASE

GENERAL RELEASE OF CLAIMS

1.
General Release. The undersigned (the “Executive”), for himself and his family, heirs, spouse, agents, executors, administrators, legal representatives and their respective successors and assigns, in consideration for the Severance to be received pursuant to Section 6(b) of the Executive Employment Agreement to which this release is attached as Exhibit B (the “Employment Agreement”; capitalized terms used but not defined in this Exhibit B shall have the corresponding meanings set forth in the Employment Agreement), which shall be in lieu of any other separation or similar payments provided under any other plans, programs, agreements or arrangements, does hereby irrevocably, fully, knowingly, voluntarily and unconditionally release and forever discharge (i) the Company (as defined in the Employment Agreement); and (ii) each current and former affiliate (including subsidiaries) of any person or entity referenced in the immediately preceding clause (i), each current and former direct or indirect shareholder, member or other equity holder of any person or entity referenced in immediately preceding clause (i), and each current and former affiliate (including subsidiaries) of each such shareholder, member and each such other equity holder; (iii) each predecessor, successor, heir, agent and assign of any person or entity referenced in any of the immediately preceding clauses (i) through (ii), whether or not acting in his or its representative or individual capacity; and (iv) each current and former attorney, agent, insurer, trustee, fiduciary, advisor, director, manager, principal, officer, benefit plan, benefit plan fiduciary, shareholder, member, general partner, limited partner, other equity holder, representative, control person or entity or employee of any persons or entities referenced in any of the immediately preceding clauses (i) through (iii) (and each other person or entity with a functionally equivalent role of a person or entity holding such titles notwithstanding the lack of such title or any other title) and each of their respective predecessors, successors, heirs, agents and assigns (all of the persons and entities referenced the immediately preceding clauses (i) through (iv) are collectively referred to herein as the “Released Parties”) from any and all actions, accounts, agreements, claims, contracts, covenants, debts, demands, obligations, suits, counter-claims, defenses, rights, omissions, promises, damages, losses, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, attorneys’ fees and costs of defense and investigation), expenses and liabilities of any kind and nature whatsoever, whether known or unknown, absolute or contingent, suspected or unsuspected, matured or unmatured, in contract, tort, by statute, at law in equity or otherwise (collectively, “Claims”) which any Released Party may now own, hold, have or claim to have, in each case, against any of the Released Parties for, upon or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to time of the execution and delivery of this Agreement by the Executive (collectively, the “Released Claims”), related to and including all Claims under the Employment Agreement and all Claims under any applicable laws or otherwise arising under or in connection with Executive’s employment or termination thereof, whether for tort, breach of express or implied employment contract, wrongful discharge, intentional infliction of emotional distress, or defamation or injuries incurred on the job or incurred as a result of loss of employment. Executive acknowledges that the Company encouraged the Executive to consult with an attorney of the Executive’s choosing, and through this General Release of Claims encourages the Executive to consult with the Executive’s attorney with respect to possible claims under the Age Discrimination in Employment Act (“ADEA”) and that the Executive understands that the ADEA is a Federal statute that, among other things, prohibits discrimination on the basis of age in employment and employee benefits and benefit plans. Without limiting the generality of the release provided above, Executive expressly waives any and all Claims under ADEA that the Executive may have as of the date hereof. Executive further understands that by signing this General Release of Claims the Executive is in fact waiving, releasing and forever giving up any Claim under the ADEA as well as all other laws within the scope of this Section 1 that may have existed on or prior to the date hereof.

2.
Covenant Not to Sue. Executive, on behalf of Executive and all of the other Releasing Parties, covenants that Executive will not (and that Executive will cause all other persons or entities who may seek to claim as, by, through or in relation to any of the Releasing Parties or any of the matters released by or on behalf of the Releasing Parties in this General Release of Claims not to) sue any of the Released Parties on the basis of or in any way relating to any Released Claim (regardless of whether the release of any such Released Claim is enforceable under, or prohibited by, applicable law or otherwise unless the Company fails to pay any Severance in accordance with the Employment Agreement).
3.
Rights Excluded from Release. Notwithstanding anything in Section 1 of this Exhibit B to the contrary, this General Release of Claims shall not apply to (i) any rights to Severance (as defined in, and subject to, the Employment Agreement), (ii) any rights or claims that may arise as a result of events occurring after the date this General Release of Claims is executed, (iii) any indemnification rights Executive may have as a former officer or director of the Company or its subsidiaries or affiliated companies; (iv) any claims for benefits under any directors’ and officers’ liability policy maintained by the Company or its subsidiaries or affiliated companies in accordance with the terms of such policy; (v) Executive’s right to seek benefits under state unemployment insurance law for the period beginning after Executive’s last day of employment with the Company; (vi) Executive’s right to seek benefits under state workers’ compensation law; or (vii) if Executive is age 40 or older, Executive’s right to challenge whether Executive knowingly and voluntarily entered into this Agreement under the ADEA. Executive understands and agrees that except for Executive’s specific rights enumerated in the immediately preceding sentence, Executive’s release in Section 1 of this Exhibit B above constitutes a general as well as a specific release of each of the Released Parties from all Released Claims.
4.
No Pending Actions. Executive represents and warrants to the Company that Executive is the sole owner of all of the Released Claims and has not sold, assigned, transferred or otherwise disposed of or encumbered any of the Released Claims. Executive further represents and warrants that Executive has not filed or initiated, or caused to be filed or initiated, any complaint, claim, charge, or cause of action of any type against any of Released Parties in any federal or state court or with any federal, state or local governmental agency. Executive agrees that Executive will not file or initiate, or cause to be filed or initiated, any complaint, claim, charge, or cause of action of any type against any of Released Parties in any federal or state court or with any federal, state or local governmental agency with respect to any Released Claims. Executive further agrees not to be a member of any class action in any court or before any governmental agency or in any private forum seeking relief against any of Released Parties based on or arising out of any of the Released Claims and waives any right to, and agrees that Executive will not accept, any monetary relief or any other form of relief as a result of any such class action. Executive shall indemnify and hold harmless all of the Released Parties against whom any such claim, charge, cause of action, or proceeding is brought from and against any and all reasonable attorneys’ fees, costs, witness fees, expert witness fees and out-of-pocket expenses incurred by any of them in defending against such Released Claims or as a result of any judgment, order, or fine imposed or settlement made as to any such Released Claims in connection with any such charge, claim, cause of action or other proceeding.
5.
Certain Governmental Agency Matters. Executive’s general and specific release of all Claims and covenant not to sue above shall not prevent Executive from filing charges with the United States Equal Employment Opportunity Commission, any state or local government fair employment practices agency or the National Labor Relations Board, or claims with the Securities and Exchange Commission, and shall not prevent Executive from participating in any investigation by any such agencies. However, to the maximum extent permitted by law, Executive hereby waives, on behalf of Executive and each other Releasing Party, any and all right to, and agrees that Executive and the Releasing Parties will not accept, any monetary recovery or any other relief of any type from any of Released Parties which Executive or any other Releasing Party might obtain as a result of, or in any way arising out of, such filing or participation that involves, concerns, grows out of or in any way relates to any of the Released Claims (other than claims filed by Executive with the Securities and Exchange Commission).
6.
No Workers’ Compensation Claims. Executive represents and warrants that Executive has, to Executive’s knowledge, suffered no injury or illness arising out of the course of Executive’s employment with any member of the Employer and its Related Entities.
7.
No Unpaid Compensation. Executive acknowledges and agrees that, as of the date of execution of this General Release of Claims, Executive is not (i) owed any accrued but unpaid salary or wages by the Company or any other Released Party or (ii) owed any amounts by the Company or any other Released Party with respect to any other payments, consideration or benefits of any kind, including, without limitation, earned but unused vacation time or paid time off, sick time, personal time, bonus, expense reimbursements, severance or payments in lieu of notice, whether pursuant to contract or otherwise.
8.
Equity Interests (if any). Executive acknowledges and agrees that his equity or equity-based interests in [the Company] consist solely of [______] and that Executive does not have any rights with respect to any other equity or equity-based interests in the Company or any other Released Party.
9.
No Knowledge of Improper Conduct. Executive represents and warrants that Executive (i) has not reported any alleged improper conduct or activity to the Company or any of its Related Entities, (ii) has no knowledge of any such conduct or activity and (iii) has not been retaliated against for reporting any allegations of wrongdoing by the Company or any of its Related Entities.
10.
Waiver of Reinstatement. Executive hereby waives reinstatement to employment with the Company and each of its affiliates. Executive also agrees not to seek reinstatement, re-employment or employment with the Company or any of its affiliates or any acquirer of the Company or any of its affiliates or any of their respective assets. Executive further understands and agrees that the consideration to be given by the Company to Executive as a result of Executive’s execution of this General Release of Claims is to be given in part for Executive’s waiver of reinstatement and Executive’s agreement not to seek reinstatement, re-employment or employment with the Company or any of its affiliates or any acquirer of the Company or any of its affiliates or any of their respective assets and that the provisions of this Section 10 are material terms of this Exhibit B.
11.
Return of Property. Executive represents and warrants that as of the Termination Date, Executive returned all property of the Company or any of its Related Entities assigned or otherwise provided to Executive (including, without limitation, all computer equipment, cellular phones, credit and debit cards and keys and access cards or fobs to any facility at which the Company or any of its Related Entities has operations). Executive represents and warrants that Executive has not taken from the Company or any of its Related Entities any other property of the Company or any of its Related Entities (including the originals and/or any copies of any information provided to or acquired by Executive in connection with the performance of work for the Company or any of its Related Entities (including all files, correspondence, communications, memoranda, emails, records, manuals, and all other documents, no matter how produced or reproduced, computer programs, software, and files containing confidential information and any other information, and all usernames and passwords for all software and internet accounts and programs)), it being acknowledged and agreed by Executive that all such property is the sole and exclusive property of the Company and its Related Entities.
12.
Consideration Period; Revocation (if applicable). Executive hereby acknowledges that the Company has informed him that he has up to [twenty-one (21)][forty-five (45)] days to sign this General Release of Claims and Executive may knowingly and voluntarily waive that [twenty-one (21)][forty-five (45)] day period by signing this General Release of Claims earlier. Executive also understands that if

Executive is age 40 or older Executive shall have seven (7) days following the date on which Executive signs this General Release of Claims within which to revoke it by providing a written notice of Executive’s revocation to the Company addressed to [Company to provide contact at time of termination].
13.
Recommendation to Seek Counsel. Executive acknowledges that Executive has read this General Release of Claims, that Executive has been advised that he should consult with an attorney before he executes this general release of claims, and that Executive understands all of its terms and executes it voluntarily and with full knowledge of its significance and the consequences thereof.
14.
Revocation. If Executive is age forty (40) or older, this General Release of Claims shall take effect on the eighth day following Executive’s execution of this General Release of Claims unless Executive’s written revocation is delivered to the Company within seven (7) days after such execution.
15.
Misc. Executive acknowledges that this General Release of Claims will be subject to the governing law, venue, jurisdiction, arbitration, jury trial waiver and other dispute resolution and interpretation provisions set forth in the Employment Agreement, which are hereby incorporated by reference as if fully set forth herein.

Name: [_______]

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